Exhibit 10.26.2

FIRST AMENDMENT TO
TALECRIS DIRECTSM SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TALECRIS DIRECTSM SERVICES AGREEMENT (the “Amendment”) is made effective as of November 23rd, 2005 (the “Effective Date”), by and between TALECRIS BIOTHERAPEUTICS, INC., a North Carolina corporation (“Talecris”), and CENTRIC HEALTH RESOURCES, LLC, a Delaware limited liability company (“CHR”). Talecris and CHR may each be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, Talecris and CHR are parties to that certain Talecris DirectSM Services Agreement, dated as of August 25, 2005 (the “Agreement”); and

WHEREAS, pursuant to Section 25 of the Agreement, the parties now wish to amend the Agreement as set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.                          Definitions. All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

2.                          Amendment. The Agreement is hereby amended as follows:

a.                          Section 3.3.  In line 2 of Section 3.3, the phrase “as a result of CHR actions” is hereby deleted and replaced with “while in the possession or control of CHR.”

b.                         Section 8.1.  The last sentence of Section 8.1 of the Agreement is hereby amended to read as follows: In the event that CHR does not meet the foregoing financial covenant, Talecris’ sole remedy shall be, at Talecris option: (a) to assist CHR in establishing additional debt financing for CHR in amounts adequate to allow CHR to comply at all times with the foregoing financial covenant on terms and conditions mutually and reasonably acceptable to Talecris and CHR; (b) to assert its rights as a Class 1 Stockholder under any documents executed in connection with the transactions specified in Section 9 of this Agreement; or (c) to terminate this Agreement for material breach in accordance with the termination provisions of Section 10.3.

c.                          Section 20.1.1.  Section 20.1.1 of the Agreement is hereby amended to read as follows: “Employers’ Liability Insurance and Workers’ Compensation Insurance, including Coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $1,000,000 for Employers’ Liability Insurance and minimum limits as required by law for Workers’ Compensation Insurance.”

d.                         Section 20.1.2.  The minimum limits for Commercial General Liability Insurance set forth in Section 20.1.2 of the Agreement are hereby changed to $1,000,000 for any one occurrence and $2,000,000 in the aggregate.

e.                          Section 20.1.3.  The following is hereby added to the end of the second sentence of Section 20.1.3: “, except with respect to Product, which shall be covered on the basis of the wholesale price of the Product.”

f.                            Section 20.1.7.  The following is hereby added to the end of the first sentence of Section 20.1.7: “other than the Commercial Crime Insurance and the Professional Liability Insurance.”

3.                          Waiver.  Effective upon the closing of the transactions reflected in the Plan of Issuance between Talecris and the Company, dated of even date herewith, Talecris waives the August 31, 2005 date for performance under Section 9 of the Agreement.

4.                          Full Force and Effect.  Except as specifically modified or waived by this Amendment, all provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized representatives of the parties.

TALECRIS BIOTHERAPEUTICS, INC.		CENTRIC HEALTH RESOURCES, LLC

By:	/s/ LAWRENCE D. STERN	By:	/s/ AUTHORIZED SIGNATORY

Its:	Chairman (Executive)	Its:	MANAGER